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EXHIBIT 23.1
(Form S-8)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 25, 2002 related to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 13, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS